Exhibit 99.1

News Release

FOR IMMEDIATE RELEASE

Media Contact:	Claire Gillespie (267) 305-0932	Investor Contacts:	Teri Loxam (908) 740-1986 Peter Dannenbaum (908) 740-1037

Merck Board Rescinds Mandatory CEO Retirement Policy

Current CEO Kenneth Frazier to Continue in Role

KENILWORTH, N.J., Sept. 26, 2018 — Merck (NYSE: MRK), known as MSD outside the United States and Canada, announced today that its Board of Directors has rescinded its policy subjecting the company’s Chief Executive Officer to mandatory retirement at age 65. Merck also announced that its current Chief Executive Officer, Kenneth C. Frazier, has agreed to remain in his position beyond December 2019, when he turns 65.

“CEO succession has been our top priority, and removing the mandatory retirement policy enables the Board to make the best decision concerning the timing of that transition,” said Leslie A. Brun, lead director, speaking on behalf of Merck’s Board of Directors. “Ken’s unwavering dedication over the years to Merck’s mission of delivering innovative medicines and vaccines has helped drive value for shareholders and patients. We look forward to Ken’s continuing leadership and the impact it will have.”

About Merck

For more than a century, Merck, a leading global biopharmaceutical company known as MSD outside of the United States and Canada, has been inventing for life, bringing forward medicines and vaccines for many of the world’s most challenging diseases. Through our prescription medicines, vaccines, biologic therapies and animal health products, we work with customers and operate in more than 140 countries to deliver innovative health solutions. We also demonstrate our commitment to increasing access to health care through far-reaching policies, programs and partnerships. Today, Merck continues to be at the forefront of research to advance the prevention and treatment of diseases that threaten people and communities around the world - including cancer, cardio-metabolic diseases, emerging animal diseases,

Alzheimer’s disease and infectious diseases including HIV and Ebola. For more information, visit www.merck.com and connect with us on Twitter, Facebook, Instagram, YouTube and LinkedIn.

Forward-Looking Statement of Merck & Co., Inc., Kenilworth, N.J., USA

This news release of Merck & Co., Inc., Kenilworth, N.J., USA (the “company”) includes “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. These statements are based upon the current beliefs and expectations of the company’s management and are subject to significant risks and uncertainties. If underlying assumptions prove inaccurate or risks or uncertainties materialize, actual results may differ materially from those set forth in the forward-looking statements.

Risks and uncertainties include but are not limited to, general industry conditions and competition; general economic factors, including interest rate and currency exchange rate fluctuations; the impact of pharmaceutical industry regulation and health care legislation in the United States and internationally; global trends toward health care cost containment; technological advances, new products and patents attained by competitors; challenges inherent in new product development, including obtaining regulatory approval; the company’s ability to accurately predict future market conditions; manufacturing difficulties or delays; financial instability of international economies and sovereign risk; dependence on the effectiveness of the company’s patents and other protections for innovative products; and the exposure to litigation, including patent litigation, and/or regulatory actions.

The company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise. Additional factors that could cause results to differ materially from those described in the forward-looking statements can be found in the company’s 2017 Annual Report on Form 10-K and the company’s other filings with the Securities and Exchange Commission (SEC) available at the SEC’s Internet site (www.sec.gov).

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